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                                                                   Exhibit 23(a)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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To the Board of Directors of
J. C. Penny Company, Inc.

We consent to incorporation by reference herein of our reports dated February 22, 2001 relating to the consolidated financial statements and financial statement schedule of J. C. Penney Company, Inc. and subsidiaries and the financial statements of J. C. Penney Funding Corporation as of January 27, 2001 and January 29, 2000, and for each of the years in the three-year period ended January 27, 2001.


                                                  /s/ KPMG LLP


Dallas, Texas
November 28, 2001